Exhibit 10.30

Exhibit A

AMENDMENT TO THE ARCHROCK, INC.

2020 STOCK INCENTIVE PLAN

This Amendment to the Archrock, Inc. 2020 Stock Incentive Plan (this “Amendment”) is dated February 19, 2025, and amends the Archrock, Inc. 2020 Stock Incentive Plan, as amended (the “Plan”) pursuant to Article XIV of the Plan.

1.	Paragraph IV(d) of the Plan is hereby amended and restated in its entirety to read as follows:

(d)Delegation of Powers.  Subject to Paragraph IV(a) above, the Committee may delegate to the Board or to one or more other subcommittees of the Board comprised of one or more independent Directors and/or officers of the Company the authority to grant Awards to Employees who are not subject to Section 16 of the Exchange Act. Notwithstanding the foregoing, if the Committee delegates to a subcommittee comprised of one or more officers of the Company (who are not also Directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority. Further, the Committee may delegate to the Governance Committee of the Board the authority to make non-discretionary (routine) Awards to Directors, including to determine which Director shall receive an Award, the time or times when such an Award shall be made, the terms and conditions of such an Award, the type of Award that shall be made to a Director, the number of shares subject to such an Award, and the value of such an Award; provided, however, that the Committee may not delegate its authority to grant discretionary (non-routine) Awards to Directors. The Committee may delegate to the Chief Executive Officer or one or more other senior officers of the Company its administrative functions under this Plan with respect to the Awards. Any delegation described in this paragraph shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Delaware General Corporation Law. The Committee may engage or authorize the engagement of a third party administrator or administrators to carry out administrative functions under the Plan.

No member of the Committee or officer of the Company or an Affiliate or other person to whom the Committee has delegated authority in accordance with the provisions of Paragraph IV of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company or Affiliate or other person in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute or otherwise required under applicable Law, including the Delaware General Corporation Law, or Company’s corporate charter or bylaws.

2.This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Amendment was duly approved by the Compensation Committee of the Board of Directors of Archrock, Inc., effective as of the date first set forth above.

By:
	Name:	D. Bradley Childers
	Title:	Chief Executive Officer

[Amendment to 2020 Stock Incentive Plan]